UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 19, 2023, The Charles Schwab Corporation (“CSC”) issued $1,200,000,000 aggregate principal amount of 5.643% Fixed-to-Floating Rate Senior Notes due 2029 and $1,300,000,000 aggregate principal amount of 5.853% Fixed-to-Floating Rate Senior Notes due 2034 (collectively, the “Notes”). The net proceeds of the offering of the Notes were approximately $2,478,100,000, after deducting underwriting discounts and commissions and estimated offering expenses.

The Notes were issued under a Senior Indenture, dated as of June 5, 2009, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Twenty-First Supplemental Indenture, dated as of May 19, 2023 (the “Twenty-First Supplemental Indenture”) and the Twenty-Second Supplemental Indenture, dated as of May 19, 2023 (the “Twenty-Second Supplemental Indenture”). The offering was made pursuant to the prospectus supplement dated May 17, 2023 and the accompanying prospectus dated December 4, 2020, filed with the Securities and Exchange Commission (“SEC”) pursuant to CSC’s effective registration statement on Form S-3 (File No. 333-251156) (the “Registration Statement”).

On May 17, 2023, CSC entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which CSC agreed to issue and sell the Notes to the Underwriters.

The Underwriting Agreement contains customary representations, warranties and agreements of CSC, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, CSC agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities.

Copies of (a) the Underwriting Agreement, (b) the Twenty-First Supplemental Indenture, (c) the Twenty-Second Supplemental Indenture, (d) the form of 5.643% Fixed-to-Floating Rate Senior Notes due 2029, (e) the form of 5.853% Fixed-to-Floating Rate Senior Notes due 2034, and (f) a validity opinion with respect to the Notes are attached as Exhibits 1.1, 4.78, 4.79, 4.80, 4.81 and 5.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated May 17, 2023, by and among CSC and BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein.

4.78	Twenty-First Supplemental Indenture, dated as of May 19, 2023, by and between CSC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.79	Twenty-Second Supplemental Indenture, dated as of May 19, 2023, by and between CSC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.80	Form of 5.643% Fixed-to-Floating Rate Senior Notes due 2029 (included in Exhibit 4.79).

4.81	Form of 5.853% Fixed-to-Floating Rate Senior Notes due 2034 (included in Exhibit 4.79).

5.1	Opinion of Mark P. Tellini, Esq., dated May 19, 2023.

23.1	Consent of Mark P. Tellini, Esq., dated May 19, 2023 (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Certain portions of Exhibit 1.1 have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the registrant treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[Intentionally Omitted]”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 19, 2023	By:	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer